Filed Pursuant to Rule 424(b)(3)
File Number 333-120973
PROSPECTUS SUPPLEMENT NO. 10
to Prospectus declared
effective on February 11, 2005,
as supplemented on March 28, 2005, April 6, 2005, April 15, 2005, May 6, 2005, May 19, 2005,
June 28, 2005, August 15, 2005, September 30, 2005 and October 19, 2005
(Registration No. 333-120973)
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
This Prospectus Supplement No. 10 supplements our Prospectus dated February 11, 2005, Prospectus Supplement No. 1 dated March 28, 2005, Prospectus Supplement No. 2 dated April 6, 2005, Prospectus Supplement No. 3 dated April 15, 2005, Prospectus Supplement No. 4 dated May 6, 2005, Prospectus Supplement No. 5 dated May 19, 2005, Prospectus Supplement No. 6 dated June 28, 2005, Prospectus Supplement No. 7 dated August 15, 2005, Prospectus Supplement No. 8 dated September 30, 2005 and Prospectus Supplement No. 9 dated October 19, 2005. The shares that are the subject of the Prospectus have been registered to permit their resale to the public by the selling stockholders named in the Prospectus. We are not selling any shares of common stock in this offering and therefore will not receive any proceeds from this offering. You should read this Prospectus Supplement No. 10 together with the Prospectus, Prospectus Supplement No. 1, Prospectus Supplement No. 2, Prospectus Supplement No. 3, Prospectus Supplement No. 4, Prospectus Supplement No. 5, Prospectus Supplement No. 6, Prospectus Supplement No. 7, Prospectus Supplement No. 8 and Prospectus Supplement No. 9.
This Prospectus Supplement includes the attached Current Report on Form 8-K of Cyberkinetics Neurotechnology Systems, Inc. dated October 19, 2005, as filed by us with the Securities and Exchange Commission.
Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “CYKN.”
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
The date of this Prospectus Supplement is October 25, 2005

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2005
CYBERKINETICS NEUROTECHNOLOGY SYSTEMS, INC.
(Exact name of registrant specified in charter)

Delaware	000-50505	13-4287300

(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 Foxborough Blvd., Suite 240
Foxborough, MA 02035
(Address of principal executive offices) (Zip Code)
(508) 549-9981
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.
     On and effective October 18, 2005, Philip W. Morgan resigned as a member of the Board of Directors of Cyberkinetics Neurotechnology Systems, Inc. (the “Company”), as well as the Company’s Compensation Committee. Mr. Morgan’s resignation is not in connection with any known disagreement with the Company on any matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyberkinetics Neurotechnology Systems, Inc.
Date: October 19, 2005	By:	/s/ Timothy R. Surgenor
Timothy R. Surgenor
Chief Executive Officer (Duly Authorized Officer)